FORM 8-K



                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported) 3/3/97



                          U.S. LAN SYSTEMS CORPORATION
             (Exact Name of Registrant as specified in its Charter)



                              0-22476
      Virginia                1-12678                  54-1460727
--------------------------------------------------------------------------------
 (State or other           (Commission File           (IRS Employer
  Jurisdiction of               Number)               Identification
  Incorporation)                                          Number)




501 Church Street NE, Suite 200, Vienna, Virginia        22180
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's Telephone Number, including area code: 703-242-0402

Item 3.  Bankruptcy or Receivership

         (a) On March 3, 1997, U.S. LAN Systems Corporation (the "Registrant") filed a voluntary petition for reorganization (the "Petition") with the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the "Bankruptcy Court") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").

         The Registrant filed the Petition because the Registrant is indebted to various persons and is unable to pay its debts in full as they become due and payable. The Registrant believes that this step was necessary for the Registrant to ensure that its business operations continue without interruption while the Registrant settles its obligations with its creditors and secures the additional financing necessary to recapitalize the Registrant. At present, the Registrant is managing its business as debtor in possession subject to Bankruptcy Court approval for certain actions.

         As of the date of this report, no plan of reorganization has been filed by the Registrant.



Item 7.  Exhibits.

         None

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 17, 1997                               U.S. LAN SYSTEMS CORPORATION



                                                    By:   /s/ Nuhad Karaki
                                                       -------------------------
                                                         Nuhad Karaki
                                                         Chief Executive Officer